Exhibit 99.1

May 30, 2013

FXCM Inc. Announces Exercise of Option to Purchase Additional 2.25% Convertible Senior Notes due 2018

NEW YORK — FXCM Inc. (NYSE: FXCM) today announced that, in connection with FXCM Inc.’s private offering of 2.25% Convertible Senior Notes due 2018, the initial purchasers have exercised in full their option to purchase an additional $22.5 million in aggregate principal amount of notes. The full exercise of the option to purchase additional notes brings the total aggregate principal amount of notes sold in the offering to $172.5 million. The offering is expected to close on June 3, 2013, subject to customary closing conditions.

FXCM Inc. estimates that the net proceeds from the offering of notes, including the notes sold pursuant to the initial purchasers’ option to purchase additional notes, will be approximately $166.3 million, after deducting the initial purchasers’ discount and the estimated offering expenses payable by FXCM Inc.

In connection with the exercise of the option to purchase additional notes, FXCM Inc. is entering into additional privately negotiated convertible note hedge transactions with affiliates of certain initial purchasers (the “hedge counterparties”). FXCM Inc. is also entering into additional privately negotiated warrant transactions with the hedge counterparties.

The notes and any shares of FXCM Inc.’s Class A common stock issuable upon conversion of the notes will not be and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law, and may not be offered or sold in the United States or to any U.S. persons absent registration under the Securities Act, or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the notes or any shares of FXCM Inc.’s Class A common stock issuable upon conversion of the notes, nor shall there be any offer, solicitation or sale of any notes or any shares of FXCM Inc.’s Class A common stock issuable upon conversion of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Disclosure Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect FXCM Inc.’s current views with respect to, among other things, its operations and financial performance for the future. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. FXCM Inc. believes these factors include but are not limited to evolving legal and regulatory requirements of the FX industry, the limited operating history of the FX industry, risks related to the protection of its proprietary technology, risks related to its dependence on FX market makers, market conditions and those other risks described under “Risk Factors” in FXCM Inc.’s Annual Report on Form 10-K and other SEC filings, which are accessible on the SEC website at sec.gov.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in our SEC filings. FXCM Inc. undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

FXCM Inc.

Jaclyn Klein, 646-432-2463

Vice-President, Corporate Communications

jklein@fxcm.com or investorrelations@fxcm.com